SECOND AMENDMENT TO LOAN AGREEMENT
Dated as of April 1, 2019
Between
NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
And
NEW JERSEY NATURAL GAS COMPANY
Supplementing and amending that certain
Loan Agreement
dated as of October 1, 2005,
as supplemented and amended by the
Supplement and Amendment of Agreements
dated as of September 24, 2014

New Jersey Economic Development Authority
$10,300,000 Natural Gas Facilities Refunding Revenue Bonds, Series 2005A
(New Jersey Natural Gas Company Project)
and
$10,500,000 Natural Gas Facilities Refunding Revenue Bonds, Series 2005B
(New Jersey Natural Gas Company Project)
and
$15,000,000 Natural Gas Facilities Revenue Bonds, Series 2005C
(New Jersey Natural Gas Company Project)

Second Amendment to Loan Agreement

________________________
Table of Contents

(This Table of Contents is not a part of this Second Amendment to Loan Agreement and is only for convenience of reference.)

SECOND AMENDMENT TO LOAN AGREEMENT
This Second Amendment to Loan Agreement (this “Second Amendment”) is made and entered into as of April 1, 2019 between the New Jersey Economic Development Authority, a body politic and corporate duly organized and validly existing under the laws of the State of New Jersey (the “Authority”), and New Jersey Natural Gas Company, a New Jersey corporation (the “Borrower”):
WITNESSETH:
WHEREAS, on October 18, 2005, the Authority issued its $10,300,000 in aggregate principal amount of Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project) (the “Series 2005A Bonds”), its $10,500,000 in aggregate principal amount of Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) (the “Series 2005B Bonds”) and its $15,000,000 in aggregate principal amount of Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project) (the “Series 2005C Bonds” and together with the Series 2005A Bonds and the Series 2005B Bonds, the “Bonds”) pursuant to an Indenture of Trust dated as of October 1, 2005 (the “2005 Indenture”) between the Authority and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, the Prior Trustee and the Borrower (the “Supplement and Amendment” and together with the 2005 Indenture, the “Original Indenture”); and
WHEREAS, in connection with the issuance of the Bonds, the Authority and the Borrower executed and delivered the Loan Agreement dated as of October 1, 2005 between the Authority and the Borrower, as supplemented and amended by the Supplement and Amendment (together, the “Original Loan Agreement”); and
WHEREAS, the Original Indenture is being amended and restated by the Amended and Restated Indenture of even date herewith (the “Indenture”) in connection with (i) the cancellations of the Bond Insurance Policies (as hereinafter defined) and the amendment of the Bonds, the Original Indenture and the Original Loan Agreement to remove references to such Policies, (ii) the extension of the related maturity for each series of the Bonds, (iii) the exchange of the previously issued Initial First Mortgage Bonds for new series of corresponding First Mortgage Bonds (as defined in the Indenture) and (iv) other certain changes to the Original Indenture and the Bonds; and
WHEREAS, Section 7.2 of the Original Loan Agreement and Section 902 of the Original Indenture provide that certain amendments to the Original Loan Agreement may not be made without the consent of the Trustee (as hereinafter defined) and the Registered Owners of all of the Bonds Outstanding, and Section 902 of the Original Indenture requires the written consent of the Bond Insurer (as hereinafter defined); and
WHEREAS, New Jersey Natural Gas Company is the Beneficial Owner of all of the Bonds Outstanding (the “Current Bondholder”); and

WHEREAS, the Authority and the Borrower desire to enter into this Second Amendment, as permitted by Section 7.2 of the Original Loan Agreement and Section 902 of the Original Indenture, and have obtained the written approval of the Authorized Representative of each of the Authority and the Borrower; and
WHEREAS, the Authority and Borrower, pursuant to (i) Section 7.2 of the Original Loan Agreement and Section 902 of the Original Indenture, have obtained the written consent of the Trustee and the Current Bondholder and (ii) Section 902 of the Original Indenture, have obtained the written consent of the Bond Insurer; and
WHEREAS, Municipal Bond New Issue Insurance Policy No. 05010702 relating to the Series 2005A Bonds, Municipal Bond New Issue Insurance Policy No. 05010703 relating to the Series 2005B Bonds and Municipal Bond New Issue Insurance Policy No. 05010704 relating to the Series 2005C Bonds (collectively, the “Bond Insurance Policies”), which such Bond Insurance Policies were issued by Financial Guaranty Insurance Company subsequently reinsured by MBIA Insurance Corporation and novated to National Public Finance Guarantee Corporation (the “Bond Insurer”), have been cancelled, which cancellations became effective April 18, 2019 pursuant to the Cancellation Agreement dated as of April 18, 2019 by and among the Authority, the Prior Trustee, the Borrower, the Current Bondholder and the Bond Insurer; and
WHEREAS, all Bonds issued under the Indenture will be payable from and secured by a pledge of this Loan Agreement, and secured by a pledge of the First Mortgage Bonds; and
WHEREAS, the execution and delivery of this Second Amendment have been in all respects duly and validly authorized by proper action duly adopted by the governing body of the Authority; and
WHEREAS, the execution and delivery of the Bonds and of this Second Amendment have been duly authorized and all things necessary to make the Bonds, when executed by the Authority and authenticated by the Bond Registrar, valid and binding legal obligations of the Authority and to make this Second Amendment a valid and binding agreement have been done;
Now, Therefore, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:
Article I
Definitions
Section 101.    Definitions of TermsSection 101.    Definitions of Terms. For all purposes of this Second Amendment, in addition to the terms defined above in the WHEREAS clauses, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this Second Amendment.

Article II
Amendments to Original Loan Agreement
Section 201.    Amendment to the Original Loan Agreement The Original Loan Agreement is hereby amended such that all references to Agent Bank, Agent Obligor, Alternate Liquidity Facility, Bond Insurance Policy or Bond Insurance Policies, Insurer and Standby Purchase Agreement in the Original Loan Agreement are hereby inoperative such that said terms and the context in which they appear therein are not applicable.
Section 202.    Amendment to Section 1.1 of the Original Loan Agreement (a) Section 1.1 of the Original Loan Agreement is hereby amended to delete the terms: “Additional First Mortgage Bonds,” “Alternate Liquidity Facility,” “Bond Insurance Policy or Bond Insurance Policies” and “Insurer,” each as defined in Section 1.1.
(b) The following terms and their corresponding definition hereby replace those in Section 1.1 of the Original Loan Agreement:
“Bonds” means the Authority’s Series 2005A Bonds, Series 2005B Bonds and Series 2005C Bonds authorized and issued pursuant to Section 2.1 of the Indenture.
“Indenture” or “Indenture of Trust” means the Amended and Restated Indenture dated as of April 1, 2019 between the Authority and U.S. Bank National Association, as trustee, as the same may be supplemented and amended in accordance with its terms.
“Mortgage Indenture” means the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 2014 by and between the Borrower and U.S. Bank National Association, as supplemented and amended.
“Mortgage Trustee” means U.S. Bank National Association, as the current trustee under the Mortgage Indenture and its successors in the trusts thereby created.
“Payment Date” means any date upon which payment of interest or principal and interest is due in accordance with the payment provisions of any series of the Bonds and the Indenture, or such other date as may be determined by the Trustee in accordance with Section 7.3 of the Indenture.
“Trustee” means U.S. Bank National Association and its successors hereafter appointed in the manner provided in the Indenture.
(c) The term “Investment Obligations” and all references to “Investment Obligations” in the Original Loan Agreement are hereby replaced with “Investment Securities” and its corresponding definition in the Indenture.

Section 203.    Amendments to Article II of the Original Loan Agreement (a) Section 2.2(d) of the Original Loan Agreement is hereby amended to replace the reference to “Section 404 of the Indenture” with “Section 5.1 of the Indenture”.
(b)    Section 2.2(g) of the Original Loan Agreement is hereby amended to replace the reference to “Section 1001 of the Indenture” with “Section 10.1 of the Indenture”.
(c)    Section 2.10 of the Original Loan Agreement is hereby amended to read as follows:
“Section 2.10.    [Reserved.]”
(d)    Section 2.11 of the Original Loan Agreement is hereby amended to replace the reference to (i) “(as described in Section 6 of the form of Bonds in the Indenture under the caption, “Special Mandatory Redemption”)” with “(as described in Section 4.1(A)(i) of the Indenture” and (ii) “pursuant to Section 6 of the form of Bonds in the Indenture under the caption “Mandatory Redemption”)” with “pursuant to Section 4.1(A)(ii) or Section 4.1(A)(iii) of the Indenture”.
(e)    New Section 2.12 is hereby added to read as follows:
“Section 2.12.    Letter of Credit. (a) The Borrower may, at its option, provide for the delivery to the Trustee of a Letter of Credit or an Alternate Letter of Credit on (1) any Conversion Date, (2) any Business Day during a Term Interest Rate Period on which the Bonds are otherwise subject to optional redemption, or (3) any Business Day during a Variable Interest Rate Period. A Letter of Credit shall be an irrevocable letter of credit or other irrevocable credit facility (including, if applicable, a confirming letter of credit), issued by a Credit Provider, the terms of which shall be acceptable to the Trustee and shall otherwise comply with the requirements of the Indenture; provided, that the expiration date of such Letter of Credit shall be a date not earlier than one year from its date of issuance or, if a Term Interest Rate will be in effect, the first date on which the Bonds are subject to optional redemption, subject to earlier termination upon payment of the Bonds in full or provision for such payment in accordance with Article X of the Indenture. On or prior to the date of the delivery of a Letter of Credit to the Trustee, the Borrower shall cause to be furnished to the Trustee (i) an Approving Opinion addressed to the Trustee with respect to the delivery of such Letter of Credit, and (ii) an opinion of counsel to the Credit Provider issuing such Letter of Credit to the effect that such Letter of Credit is enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, reorganization or similar laws limiting the enforceability of creditors’ rights generally and except that no opinion need be expressed as to the availability of any discretionary equitable remedies).

(b)    The Borrower shall provide to the Trustee (with a copy to the Authority and the Remarketing Agent) a notice at least 15 days prior to the effective date of any Letter of Credit or Alternate Letter of Credit (and in no event later than 35 days prior to the expiration of any existing Letter of Credit, if required by the terms of the Indenture) identifying the Letter of Credit or Alternate Letter of Credit, if any, and the rating which will apply to the Bonds after the effective date.”
Section 204.    Amendments to Article III of the Original Loan Agreement. (a) Section 3.1 of the Original Loan Agreement is hereby amended to replace the reference to “Section 403 of the Indenture” with “Section 3.2(c) of the Indenture”.
(b)    Sections 3.6 and 3.12 of the Original Loan Agreement are hereby amended to read as follows:
“Section 3.6.    [Reserved.]”
“Section 3.12.    [Reserved.]”
(c)    Section 3.17 of the Original Loan Agreement is hereby amended to replace the reference to “Section 407 of the Indenture” with “Section 5.5 of the Indenture”.
Section 205.    Amendments to Article IV of the Original Loan Agreement. (a) Section 4.04(h) of the Original Loan Agreement is hereby amended to replace the reference to “Section 405 of the Indenture” with “Section 5.6 of the Indenture”.
(b)    Section 4.15 of the Original Loan Agreement is hereby amended to (i) replace the reference to “the independent auditors of the Borrower” with “an Accountant”, (ii) delete the phrase “or cause a reissuance” and (iii) to replace the references to “an opinion of Bond Counsel” and “an Opinion of Tax Counsel” each with “an Approving Opinion”.
(c)    Section 4.21 of the Original Loan Agreement is hereby amended to replace the reference to “Section 304 of the Indenture.” with “Section 4.3 of the Indenture.”
(d)    Section 4.22 of the Original Loan Agreement is hereby amended to read as follows:
“Section 4.22.    [Reserved.]”
Section 206.    Amendments to Article V of the Original Loan Agreement. (a) Section 5.1(b) of the Original Loan Agreement is hereby amended to replace the reference to “period of ten (10) days” with “period of five Business Days”.
(b)    Section 5.1(c) of the Original Loan Agreement is hereby amended to replace the introductory phrase “Failure by the Borrower to pay when due any payment required to be made under this Loan Agreement other than payments to the Authority for the payment of the principal or Redemption Price or purchase price of or interest on the Bonds,” with “Failure by the Borrower to pay when due any payment required to be made under this Loan Agreement other than payments necessary to pay the principal or Redemption Price or Purchase Price of or interest on the Bonds,”.
Section 207.    Amendment to Article VI of the Original Loan Agreement. Section 6.3(d) of the Original Loan Agreement is hereby amended to read as follows:
“(d)    An Approving Opinion required by the Indenture;”
Section 208.    Amendments to Exhibit A of the Original Loan Agreement. Exhibit A, Form of First Mortgage Bond, of the Original Loan Agreement is hereby replaced in its entirety with Exhibit A, Forms of First Mortgage Bonds, attached hereto.
Article III
Miscellaneous
Section 301.    Agreement Confirmed. Except as amended by this Second Amendment, all of the provisions of the Original Agreement shall remain in full force and effect, and from and after the effective date of this Second Amendment shall be deemed to have been amended as herein set forth.
Section 302.    Severability. If any provision of this Second Amendment shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.
Section 303.    Counterparts. This Second Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 304.    Applicable Provisions of LawSection. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.
Section 305.    Effective Date. This Second Amendment shall become effective on the date the written approval of the Authorized Representative of each of the Authority and the Borrower is evidenced by the execution hereof and the written consent of each of the Trustee, the Current Bondholder and the Bond Insurer is received.

In Witness Whereof, the Authority and the Borrower have caused this Second Amendment to be executed in their respective corporate names, and attested by their duly authorized officers, respectively, all as of the date first above written.

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY
By: /s/ Daniel T. Weick
Managing Director - Post Closing
Financial Services

Attest:

By: /s/ Richard T. LoCascio
Assistant Secretary

NEW JERSEY NATURAL GAS COMPANY

By: /s/ Mark G. Kahrer
Vice President - Regulatory Affairs

Attest:

By: /s/ Richard Reich
Corporate Secretary

[Signature Page to Second Amendment to Loan Agreement]

Consent of the Trustee
Pursuant to Section 7.2 of the Loan Agreement dated as of October 1, 2005 between the New Jersey Economic Development Authority (the “Authority”), and New Jersey Natural Gas Company (the “Borrower”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”) and the Borrower, U.S. Bank National Association, as successor trustee to the Prior Trustee, hereby consents to the execution and delivery of the Second Amendment to Loan Agreement dated as of April 1, 2019 between the Authority and the Borrower, in the form attached hereto.

U.S. Bank National Association

By:	/s/ Christopher E. Golabek
Christopher E. Golabek
Vice Presideent

Date: April 18, 2019

[Trustee Signature Page to Second Amendment to Loan Agreement Consent]

Consent of the Beneficial Owner
Pursuant to Section 7.2 of the Loan Agreement dated as of October 1, 2005 between the New Jersey Economic Development Authority (the “Authority”) and New Jersey Natural Gas Company (the “Borrower”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”) and the Borrower (the “Supplement and Amendment”), and Section 902 of the Indenture of Trust dated as of October 1, 2005 between the Authority and the Prior Trustee, as supplemented and amended by the Supplement and Amendment, the undersigned (the “Beneficial Owner”), as owner of all of the Authority’s (i) $10,300,000 in aggregate principal amount of Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project), (ii) $10,500,000 in aggregate principal amount of Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) and (iii) $15,000,000 in aggregate principal amount of Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project), hereby consents to the execution and delivery of the Second Amendment to Loan Agreement dated as of April 1, 2019 between the Authority and the Borrower, in the form attached hereto.

NEW JERSEY NATURAL GAS COMPANY

By:	/s/ Mark G. Kahrer
Name: Mark G. Kahrer
Title: Vice President - Regulatory Affairs

Date: April 18, 2019

[Beneficial Owner Signature Page to Second Amendment
to Loan Agreement Consent]

Consent of the Bond Insurer
Pursuant to Section 902 of the Indenture of Trust dated as of October 1, 2005 between the New Jersey Economic Development Authority (the “Authority”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Prior Trustee”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, New Jersey Natural Gas Company (the “Borrower”) and the Prior Trustee (collectively, the “Indenture”), the undersigned as the Bond Insurer of the Bonds Outstanding under the Indenture hereby consents to the execution and delivery of the Second Amendment to Loan Agreement dated as of April 1, 2019 between the Authority and the Borrower, in the form attached hereto.

National Public Finance Guarantee Corporation

By:	/s/ Daniel E. McManus Jr.
Name: Daniel E. McManus Jr.
Title: General Counsel

Date: April 18, 2019

[Bond Insurer Signature Page to Second Amendment to Loan Agreement Consent]

Exhibit A
Forms of First Mortgage Bonds
No. WW-1                                        $10,300,000

New Jersey Natural Gas Company

First Mortgage Bond, Series WW

Due 2042
New Jersey Natural Gas Company (hereinafter called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, for value received, hereby promises to pay to U.S. Bank National Association, as EDA Loan Trustee (as defined below), or (subject to the transfer restrictions specified below) registered assigns, on the first day of April, 2042, or upon earlier redemption, Ten Million Three Hundred Thousand Dollars ($10,300,000), in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof until the principal hereof shall have been paid, at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture (as defined below), to pay the interest from time to time payable on the Natural Gas Facilities Refunding Revenue Bonds, Series 2005A (New Jersey Natural Gas Company Project) (the “2005A EDA Bonds”) of the New Jersey Economic Development Authority (the “Authority”), and thereafter (if default be made in the payment of such principal or interest, or premium, if any, on redemption) at the rate provided in the EDA Bond Indenture on such principal or (to the extent legally enforceable) on such interest, until the same shall be paid, in like coin or currency, computed on the same basis as the 2005A EDA Bonds, but in no event shall the interest rate on this Bond exceed ten percent (10%) per annum. Interest on this Bond shall be payable on the first business day preceding each date on which interest shall from time to time be payable on the 2005A EDA Bonds. This Bond is issued and delivered to the EDA Loan Trustee (in conjunction with the assignment by the Authority of certain of its rights under a loan agreement dated as of October 1, 2005 by and between the Authority and the Company (the “2005 Loan Agreement”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, The Bank of New York Mellon, as trustee, and the Company (the “Supplement and Amendment”), as further supplemented and amended by the Second Amendment to Loan Agreement dated as of April 1, 2019 between the Authority and the Company (together with the 2005 Loan Agreement and the Supplement and Amendment, the “Loan Agreement”) to the EDA Loan Trustee), for the benefit and security of the holders of the 2005A EDA Bonds. The obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on this Bond shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 2005A EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 2005A EDA Bonds, or as far as principal is concerned, reduced by the principal amount of any of the 2005A EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Payments of principal, premium, if any, and interest are to be made at the principal office of the Trustee referred to hereinafter in the Town of Edison, New Jersey or, at the option of the Company, at the “Principal Office” of the trustee under an Amended and Restated Indenture (the “EDA Bond Indenture”) dated as of April 1, 2019 by and between the Authority and U.S. Bank National Association, as trustee (the “EDA Loan Trustee,” as such term, “Principal Office,” is defined in the EDA Bond Indenture. The term “business day” shall mean “Business Day,” as defined in the Loan Agreement.
This Bond is one of an authorized issue of Bonds of the Company known as its “First Mortgage Bonds” (the “Bonds”) of an unlimited permitted aggregate principal amount, except as provided in the Indenture hereinafter mentioned, and issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 2014, as amended (hereinafter called the “Indenture”), executed by the Company to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture, including all indentures supplemental thereto, reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds, the Trustee and the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.
As provided in said Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series of Bonds entitled “First Mortgage Bonds, Series WW due 2042” (sometimes herein called “2042 Series WW Bonds”).
The Company has entered into the Loan Agreement with the Authority, a public instrumentality of the State of New Jersey and a public body corporate and politic organized and existing under the New Jersey Economic Development Authority Act, providing for (i) the issuance by the Authority of its 2005A EDA Bonds to finance part of the cost of refunding the 1993A Bonds (as defined in the Loan Agreement); (ii) the loan by the Authority of the proceeds of the 2005A EDA Bonds pursuant to the Loan Agreement; and (iii) the payment of the 2005A EDA Bonds from loan payments and certain other amounts payable by the Company under the Loan Agreement as secured by the First Mortgage Bonds, Series WW due 2042 in the amount of $10,300,000 to be issued pursuant to the Fourth Supplemental Indenture dated as of April 1, 2019 supplementing the Indenture.
The 2005A EDA Bonds are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the Loan (defined in the Loan Agreement) and secured by the First Mortgage Bonds, Series WW due 2042. Under certain terms and conditions, moneys held under and pursuant to the Loan Agreement and credits arising by reason of the purchase or redemption of the 2005A EDA Bonds shall be applied in like manner against payment obligations on the First Mortgage Bonds, Series WW due 2042 and to the extent so applied shall satisfy a like amount otherwise due thereunder.

To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent of the holders of at least sixty-six and two-thirds percent (66‑2/3%) in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and the terms and provisions of the Indenture, including any instrument supplemental thereto, may be modified from time to time, provided that no such modification or alteration shall be made without the consent of the holders of all of the Bonds which would (i) postpone the date fixed herein or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or (ii) reduce the principal of, premium, if any, on, or the rate of interest payable on, the Bonds, or (iii) reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.
The First Mortgage Bonds, Series WW due 2042, are not subject to prepayment or redemption, in whole or in part, pursuant to Article Ten of the Indenture, except as hereinafter in this Bond expressly provided, including with reference to Section 8.08 of the Indenture.
This Bond shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2042 Series WW Bonds shall be made to the EDA Loan Trustee to redeem 2042 Series WW Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 2005A EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2005A EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this paragraph shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005A EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005A EDA Bonds or, as far as principal is concerned, reduced by the principal amount of any 2005A EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture.
In the case of the redemption of the First Mortgage Bonds, Series WW due 2042, out of monies deposited with the Trustee pursuant to Section 8.08 of the Indenture, such First Mortgage Bonds, Series WW due 2042, shall, upon compliance with provisions of Section 10.02 of the Indenture, and subject to the provisions of Section 2.1 and Section 3.1 of the Fourth Supplemental Indenture thereto, be redeemable at the principal amounts thereof, together with the interest accrued to the date fixed for redemption without premium.
If this Bond, or any portion hereof, is called for redemption in accordance with the foregoing provisions and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.
If an Event of Default, as defined in said Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in said Indenture.
This Bond is transferable only to a successor EDA Loan Trustee under the EDA Bond Indenture by the registered owner hereof in person or by attorney authorized in writing, on the books of the Trustee in the Town of Edison, New Jersey, and on the books of the Company at its principal office in the State of New Jersey, upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new registered Bond or Bonds, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.
The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal and premium, if any, hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture, including any indenture supplemental thereto, or in any Bond, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, including any indenture supplemental thereto, or in any of the Bonds, or implied therefrom.
This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee under said Indenture.

In Witness Whereof, the Company has caused this Bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated: April __, 2019	New Jersey Natural Gas Company
Attest

_________________________________	By:_________________________

Name:	Name:

Title:	Title:
[Seal]

Trustee’s Certificate of Authentication
This is one of the Bonds described in the within-mentioned Indenture.
U.S. Bank National Association,
as Trustee

By:
Authorized Officer

No. XX-1                                        $10,500,000

New Jersey Natural Gas Company

First Mortgage Bond, Series XX

Due 2038
New Jersey Natural Gas Company (hereinafter called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, for value received, hereby promises to pay to U.S. Bank National Association, as EDA Loan Trustee (as defined below), or (subject to the transfer restrictions specified below) registered assigns, on the first day of April, 2038, or upon earlier redemption, Ten Million Five Hundred Thousand Dollars ($10,500,000), in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof until the principal hereof shall have been paid, at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture (as defined below), to pay the interest from time to time payable on the Natural Gas Facilities Refunding Revenue Bonds, Series 2005B (New Jersey Natural Gas Company Project) (the “2005B EDA Bonds”) of the New Jersey Economic Development Authority (the “Authority”), and thereafter (if default be made in the payment of such principal or interest, or premium, if any, on redemption) at the rate provided in the EDA Bond Indenture on such principal or (to the extent legally enforceable) on such interest, until the same shall be paid, in like coin or currency, computed on the same basis as the 2005B EDA Bonds, but in no event shall the interest rate on this Bond exceed ten percent (10%) per annum. Interest on this Bond shall be payable on the first business day preceding each date on which interest shall from time to time be payable on the 2005B EDA Bonds. This Bond is issued and delivered to the EDA Loan Trustee (in conjunction with the assignment by the Authority of certain of its rights under a loan agreement dated as of October 1, 2005 by and between the Authority and the Company (the “2005 Loan Agreement”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, The Bank of New York Mellon, as trustee, and the Company (the “Supplement and Amendment”), as further supplemented and amended by the Second Amendment to Loan Agreement dated as of April 1, 2019 between the Authority and the Company (together with the 2005 Loan Agreement and the Supplement and Amendment, the “Loan Agreement”) to the EDA Loan Trustee), for the benefit and security of the holders of the 2005B EDA Bonds. The obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on this Bond shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 2005B EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 2005B EDA Bonds, or as far as principal is concerned, reduced by the principal amount of any of the 2005B EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Payments of principal, premium, if any, and interest are to be made at the principal office of the Trustee referred to hereinafter in the Town of Edison, New Jersey or, at the option of the Company, at the “Principal Office” of the trustee under an Amended and Restated Indenture (the “EDA Bond Indenture”) dated as of April 1, 2019 by and between the Authority and U.S.  Bank National Association, as trustee (the “EDA Loan Trustee,” as such term, “Principal Office,” is defined in the EDA Bond Indenture. The term “business day” shall mean “Business Day,” as defined in the Loan Agreement.
This Bond is one of an authorized issue of Bonds of the Company known as its “First Mortgage Bonds” (the “Bonds”) of an unlimited permitted aggregate principal amount, except as provided in the Indenture hereinafter mentioned, and issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 2014, as amended (hereinafter called the “Indenture”), executed by the Company to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture, including all indentures supplemental thereto, reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds, the Trustee and the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.
As provided in said Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series of Bonds entitled “First Mortgage Bonds, Series XX due 2038” (sometimes herein called “2038 Series XX Bonds”).
The Company has entered into the Loan Agreement with the Authority, a public instrumentality of the State of New Jersey and a public body corporate and politic organized and existing under the New Jersey Economic Development Authority Act, providing for (i) the issuance by the Authority of its 2005B EDA Bonds to finance part of the cost of refunding the 1994A Bonds (as defined in the Loan Agreement); (ii) the loan by the Authority of the proceeds of the 2005B EDA Bonds pursuant to the Loan Agreement; and (iii) the payment of the 2005B EDA Bonds from loan payments and certain other amounts payable by the Company under the Loan Agreement as secured by the First Mortgage Bonds, Series XX due 2038 in the amount of $10,500,000 to be issued pursuant to the Fourth Supplemental Indenture dated as of April 1, 2019 supplementing the Indenture.
The 2005B EDA Bonds are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the Loan (as defined in the Loan Agreement) and secured by the First Mortgage Bonds, Series XX due 2038. Under certain terms and conditions, moneys held under and pursuant to the Loan Agreement and credits arising by reason of the purchase or redemption of the 2005B EDA Bonds shall be applied in like manner against payment obligations on the First Mortgage Bonds, Series XX due 2038 and to the extent so applied shall satisfy a like amount otherwise due thereunder.
To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent of the holders of at least sixty-six and two-thirds percent (66‑2/3%) in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and the terms and provisions of the Indenture, including any instrument supplemental thereto, may be modified from time to time, provided that no such modification or alteration shall be made without the consent of the holders of all of the Bonds which would (i) postpone the date fixed herein or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or (ii) reduce the principal of, premium, if any, on, or the rate of interest payable on, the Bonds, or (iii) reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.
The First Mortgage Bonds, Series XX due 2038, are not subject to prepayment or redemption, in whole or in part, pursuant to Article Ten of the Indenture, except as hereinafter in this Bond expressly provided, including with reference to Section 8.08 of the Indenture.
This Bond shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2038 Series XX Bonds shall be made to the EDA Loan Trustee to redeem 2038 Series XX Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 2005B EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2005B EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this paragraph shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005B EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005B EDA Bonds or, as far as principal is concerned, reduced by the principal amount of any 2005B EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture.
In the case of the redemption of the First Mortgage Bonds, Series XX due 2038, out of monies deposited with the Trustee pursuant to Section 8.08 of the Indenture, such First Mortgage Bonds, Series XX due 2038, shall, upon compliance with provisions of Section 10.02 of the Indenture, and subject to the provisions of Section 4.1 and Section 5.1 of the Fourth Supplemental Indenture thereto, be redeemable at the principal amounts thereof, together with the interest accrued to the date fixed for redemption without premium.
If this Bond, or any portion hereof, is called for redemption in accordance with the foregoing provisions and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.

If an Event of Default, as defined in said Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in said Indenture.
This Bond is transferable only to a successor EDA Loan Trustee under the EDA Bond Indenture by the registered owner hereof in person or by attorney authorized in writing, on the books of the Trustee in the Town of Edison, New Jersey, and on the books of the Company at its principal office in the State of New Jersey, upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new registered Bond or Bonds, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.
The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal and premium, if any, hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture, including any indenture supplemental thereto, or in any Bond, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, including any indenture supplemental thereto, or in any of the Bonds, or implied therefrom.
This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee under said Indenture.

In Witness Whereof, the Company has caused this Bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated: April __, 2019	New Jersey Natural Gas Company
Attest

_________________________________	By:_________________________

Name:	Name:

Title:	Title:
[Seal]

Trustee’s Certificate of Authentication
This is one of the Bonds described in the within-mentioned Indenture.
U.S. Bank National Association,
as Trustee

By:
Authorized Officer

No. YY-1                                        $15,000,000

New Jersey Natural Gas Company

First Mortgage Bond, Series YY

Due 2059
New Jersey Natural Gas Company (hereinafter called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, for value received, hereby promises to pay to U.S. Bank National Association, as EDA Loan Trustee (as defined below), or (subject to the transfer restrictions specified below) registered assigns, on the first day of April, 2059, or upon earlier redemption, Fifteen Million Dollars ($15,000,000), in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof until the principal hereof shall have been paid, at the minimum rate per annum necessary to yield interest in amounts sufficient, when taken together with other amounts available therefor under the EDA Bond Indenture (as defined below), to pay the interest from time to time payable on the Natural Gas Facilities Revenue Bonds, Series 2005C (New Jersey Natural Gas Company Project) (the “2005C EDA Bonds”) of the New Jersey Economic Development Authority (the “Authority”), and thereafter (if default be made in the payment of such principal or interest, or premium, if any, on redemption) at the rate provided in the EDA Bond Indenture on such principal or (to the extent legally enforceable) on such interest, until the same shall be paid, in like coin or currency, computed on the same basis as the 2005C EDA Bonds, but in no event shall the interest rate on this Bond exceed ten percent (10%) per annum. Interest on this Bond shall be payable on the first business day preceding each date on which interest shall from time to time be payable on the 2005C EDA Bonds. This Bond is issued and delivered to the EDA Loan Trustee (in conjunction with the assignment by the Authority of certain of its rights under a loan agreement dated as of October 1, 2005 by and between the Authority and the Company (the “2005 Loan Agreement”), as supplemented and amended by the Supplement and Amendment of Agreements dated as of September 24, 2014 by and among the Authority, The Bank of New York Mellon, as trustee, and the Company (the “Supplement and Amendment”), as further supplemented and amended by the Second Amendment to Loan Agreement dated as of April 1, 2019 between the Authority and the Company (together with the 2005 Loan Agreement and the Supplement and Amendment, the “Loan Agreement”) to the EDA Loan Trustee), for the benefit and security of the holders of the 2005C EDA Bonds. The obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on this Bond shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, premium, if any, and interest on any of the 2005C EDA Bonds shall have been fully or partially paid from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in the principal and interest account for the 2005C EDA Bonds, or as far as principal is concerned, reduced by the principal amount of any of the 2005C EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture. Payments of principal, premium, if any, and interest are to be made at the principal office of the Trustee referred to hereinafter in the Town of Edison, New Jersey or, at the option of the Company, at the “Principal Office” of the trustee under an Amended and Restated Indenture (the “EDA Bond Indenture”) dated as of

April 1, 2019 by and between the Authority and U.S. Bank National Association, as trustee (the “EDA Loan Trustee,” as such term, “Principal Office,” is defined in the EDA Bond Indenture. The term “business day” shall mean “Business Day,” as defined in the Loan Agreement.
This Bond is one of an authorized issue of Bonds of the Company known as its “First Mortgage Bonds” (the “Bonds”) of an unlimited permitted aggregate principal amount, except as provided in the Indenture hereinafter mentioned, and issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement dated as of September 1, 2014, as amended (hereinafter called the “Indenture”), executed by the Company to U.S. Bank National Association, as Trustee (herein called the “Trustee”), to which Indenture, including all indentures supplemental thereto, reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds, the Trustee and the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be issued and secured.
As provided in said Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series of Bonds entitled “First Mortgage Bonds, Series YY due 2059” (sometimes herein called “2059 Series YY Bonds”).
The Company has entered into the Loan Agreement with the Authority, a public instrumentality of the State of New Jersey and a public body corporate and politic organized and existing under the New Jersey Economic Development Authority Act, providing for (i) the issuance by the Authority of its 2005C EDA Bonds to finance part of the cost of the Project (as defined in the Loan Agreement); (ii) the loan by the Authority of the proceeds of the 2005C EDA Bonds pursuant to the Loan Agreement; and (iii) the payment of the 2005C EDA Bonds from loan payments and certain other amounts payable by the Company under the Loan Agreement as secured by the First Mortgage Bonds, Series YY due 2059 in the amount of $15,000,000 to be issued from time to time pursuant to the Fourth Supplemental Indenture dated as of April 1, 2019 supplementing the Indenture.
The 2005C EDA Bonds are payable from payments made, or caused to be made, by the Company of principal of, premium, if any, and interest on the Loan (as defined in the Loan Agreement) and secured by the First Mortgage Bonds, Series YY due 2059. Under certain terms and conditions, moneys held under and pursuant to the Loan Agreement and credits arising by reason of the purchase or redemption of the 2005C EDA Bonds shall be applied in like manner against payment obligations on the First Mortgage Bonds, Series YY due 2059 and to the extent so applied shall satisfy a like amount otherwise due thereunder.
To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent of the holders of at least sixty-six and two-thirds percent (66‑2/3%) in principal amount of the Bonds then outstanding and entitled to consent, and of not less than sixty-six and two-thirds (66-2/3%) percent in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and the terms and provisions of the Indenture, including any instrument supplemental thereto, may be modified from time to time, provided that no such modification or alteration shall be made without the consent of the holders of all of the Bonds which would (i) postpone the date fixed herein or in the Indenture for the payment of the principal of, or any installment of interest on, the Bonds, or (ii) reduce the principal of, premium, if any, on, or the rate of interest payable on, the Bonds, or (iii) reduce the percentage of the principal amount of Bonds the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.
The First Mortgage Bonds, Series YY due 2059, are not subject to prepayment or redemption, in whole or in part, pursuant to Article Ten of the Indenture, except as hereinafter in this Bond expressly provided, including with reference to Section 8.08 of the Indenture.
This Bond shall be subject to mandatory redemption as follows: payments of principal of and premium on the 2059 Series YY Bonds shall be made to the EDA Loan Trustee to redeem 2059 Series YY Bonds in such amounts as shall be necessary, in accordance with the provisions of the Loan Agreement, to provide funds under the Loan Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the 2005C EDA Bonds) and (b) make, when due, any prepayment required by the Loan Agreement in connection with any mandatory, special mandatory, optional or extraordinary optional redemption of 2005C EDA Bonds; provided, however, that the obligation of the Company to make any redemption payments under this paragraph shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the 2005C EDA Bonds shall have been fully or partially made from payments made by the Company under the Loan Agreement or from other moneys expressly available therefor in a redemption account or subaccount for the 2005C EDA Bonds or, as far as principal is concerned, reduced by the principal amount of any 2005C EDA Bonds deemed paid pursuant to Article X of the EDA Bond Indenture.
In the case of the redemption of the First Mortgage Bonds, Series YY due 2059, out of monies deposited with the Trustee pursuant to Section 8.08 of the Indenture, such First Mortgage Bonds, Series YY due 2059, shall, upon compliance with provisions of Section 10.02 of the Indenture, and subject to the provisions of Section 6.1 and Section 7.1 of the Fourth Supplemental Indenture thereto, be redeemable at the principal amounts thereof, together with the interest accrued to the date fixed for redemption without premium.
If this Bond, or any portion hereof, is called for redemption in accordance with the foregoing provisions and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.

If an Event of Default, as defined in said Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in said Indenture.
This Bond is transferable only to a successor EDA Loan Trustee under the EDA Bond Indenture by the registered owner hereof in person or by attorney authorized in writing, on the books of the Trustee in the Town of Edison, New Jersey, and on the books of the Company at its principal office in the State of New Jersey, upon surrender for cancellation of this Bond and on payment of charges, and upon any such transfer a new registered Bond or Bonds, of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.
The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal and premium, if any, hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture, including any indenture supplemental thereto, or in any Bond, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, including any indenture supplemental thereto, or in any of the Bonds, or implied therefrom.
This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee, or its successor as Trustee under said Indenture.

In Witness Whereof, the Company has caused this Bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated: April __, 2019	New Jersey Natural Gas Company
Attest

_________________________________	By:_________________________

Name:	Name:

Title:	Title:
[Seal]

Trustee’s Certificate of Authentication
This is one of the Bonds described in the within-mentioned Indenture.
U.S. Bank National Association,
as Trustee

By:
Authorized Officer